Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEOLARA CORP.

(Exact name of registrant as specified in its charter)

Wyoming	1520	98-1674969
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Contiguo a la Guardia de Asistencia Rural,

San Vito, Coto Brus,

Puntarenas, 60801, Costa Rica
+1 307 269 0177

neolaracorp@gmail.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc
30 N Gould St. Ste R
Sheridan, WY 82801
307-655-7303

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2022

PROSPECTUS

NEOLARA CORP.

4,000,000 SHARES OF COMMON STOCK $0.03 PER SHARE

This is the initial public offering of Common stock of Neolara Corp. We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.03 per share for the duration of the offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our management, will attempt to sell the shares. This Prospectus will permit our President and Director, Julio Antonio Quesada Murillo to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares he may sell. Our President and Director will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, Mr. Quesada Murillo will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for the duration of the offering, which is a period of 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See "Use of Proceeds" and "Plan of Distribution".

Neolara Corp. is a development stage, startup Company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Neolara Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in "Risk Factors" beginning on page 4 of this prospectus.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

The following table of contents has been designed to help you find information contained in this prospectus.

We encourage you to read the entire prospectus.

i

Neolara Corp.

Contiguo a la Guardia de Asistencia Rural,

San Vito, Coto Brus,

Puntarenas, 60801, Costa Rica
+1 307 269 0177

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Neolara" are to Neolara Corp.

GENERAL INFORMATION ABOUT OUR COMPANY

Neolara Corp. is a development company on start-up stage, formed to commence operations concerned with construction of readymade buildings and building materials. Our executive and business office is located at Contiguo a la Guardia de Asistencia Rural, San Vito, Coto Brus, Puntarenas, 60801, Costa Rica, and our telephone number is +1 307 269 0177. We were incorporated under the laws of the state of Wyoming on June 09, 2022. We maintain our statutory registered agent’s office at 30 N Gould St Ste R, Sheridan, WY 82801

Our website address is: https://neolara-construction.com/

We have developed a full business plan. The Company has no revenue and has incurred losses since its inception.

We are providing the useful and effective type of construction service. Neolara Corp. is construction and architectural company that provide services including General Contractor, Design & Consultant, Design & Build, Construction Project Management and Turnkey Construction of various types of buildings (private houses, high-rise buildings, shopping centers, non-residential premises etc.). Our company mainly engages in supplying coconut fiber concrete, and engineering services. We are offering our construction services to the clients in Costa Rica and in future we are going to spread our services to other countries.

We bought a company Futureproof Eco Solutions LLC because of its unique registration of the patent, the Company Purchase Agreement is filed as Exhibit 10.3 to this Registration Statement. This patent is about : the invention relates to the production of lightweight concrete based on Portland cement and wood filler and can be used for the manufacture of building material intended for industrial, agricultural and civil construction. The mixture consists of Portland cement, wood filler, calcium chloride and water. The mixture also contains sand as a binder additive. Additionally, to increase the strength of the material, coconut fiber is added to the mixture in an amount of 5%. The achieved technical result is that the mixture has a compressive strength 1.2-1.5 times greater than standard building mixtures. In addition, the consumption of Portland cement is reduced by an average of 20%.

Concrete is used to provide strength, durability, and versatility during the construction of a structure. These excellent properties have made concrete a reliable and long-lasting choice of construction companies for both commercial and domestic types of constructions.

Our business intended to provide clients with a convenient and effective construction consulting services via multiple communication channels: phone calls, chat and messenger. Our Neolara website enables consumers to find the best construction workers for their needs and get a real-time a professional consultation from highly experienced builders.

1

We are offering such services to our clients:

•	Turnkey construction;

-Turnkey construction is a building solution that drastically simplifies things for the owner of the future project. With this type of project, the contractor is given the responsibility for design and construction work. The owner need only wait for the contractor get the job done, and then when the project is finished, he or she is able to “turn the key” and start using the new building or facility.

We plan to build not only residential but also commercial real estate:

- Private houses, high-rise buildings, flats, apartments, farm houses - these are the largely sold residential properties. Built amidst the excellent infrastructure and equipped with all modern facilities, each of these properties has its own charm;

- Commercial complexes, warehouses and offices. These properties we plan to construct with modern amenities and spacious interiors to accommodate all goods and office equipment efficiently;

- Retail shopping malls and community centers. We will construct shopping malls and community centers keeping in mind the shopping needs of the consumers these days;

- Staff quarters and hostels;

- Restaurants, hotels, food courts, banquet halls and auditoriums;

- Buildings for hospitals and nursing homes

- Pools and etc .

•	new construction;
•	interiors fit-outs;
•	renovations on the property;
•	material supplies;
•	inspection;
•	consulting.

At the present there is no assurance that we will be successful in providing our services.

We are a development stage company that has generated no revenues and has had limited operations to date. For the period from inception (June 9, 2022) to June 30, 2022, we incurred a net loss of $200 and an accumulated deficit of $200. As of June 30, 2022 we had total assets of $55,000 and total liabilities of $55,000.

Currently, we have only one employee who is also our sole officer and Director - Mr. Julio Antonio Quesada Murillo. He will offer the shares to friends, relatives, acquaintances and business associates.

We have issued 2,000,000 shares of our common stock at a price of $0.0001 per share to our sole officer and Director, in exchange for the provision of his services to the Company.

We estimate that about $30,000 will need to support our limited operations and pay all the expenses for a minimum period of next 12 months including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding, our business plan as well as business may fail. If we require additional financing our sole officer and director will loan his funds to the Company. As written in section “Use of Proceeds”, we are attempting to raise $120,000 from this offering. We expect the maximum proceeds from this offering will be sufficient to implement our business plan.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

2

THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Offered:	We are offering up to 4,000,000 shares of our common stock, par value $0.0001.

Offering Price per Share:	$0.03

Offering Period:	The shares are being offered for a period not to exceed 365 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to the Company:	$120,000

Use of Proceeds:	We intend to use the net proceeds for professional fees, employee salaries, further development of our services, administration expenses, marketing and advertising. See "Use of Proceeds" sections for more information on the use of proceeds.

Number of Shares Outstanding Prior to the Offering:	2,000,000

Number of Shares Outstanding After the Offering:	6,000,000

Our President and Director and/or affiliates do not intend to purchase any shares in this offering.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

SUMMARY FINANCIAL INFORMATION

The following Financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

June 30, 2022
Financial Summary
Total Assets	$55,000
Total Liabilities	(55,000)
Total Stockholder's Equity	$–
June 30, 2022
Statements of Operations
Revenue	$–
Total Operating Expenses	(200)
Net Loss for the Period	$(200)

3

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS ASSOCIATED WITH OUR COMPANY

Since We Are A Development Stage Company, Have Generated No Revenues, An Investment In The Shares Offered Herein Is Highly Risky And Could Result In A Complete Loss Of Your Investment If We Are Unsuccessful In Our Business Plans.

Our company was incorporated on June 09, 2022. We have not yet commenced our business operations and we have not earned yet any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial start-up of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

Our Ability To Sustain Our Operations Depends On Our Ability To Rise Funding. Furthermore, There Is A Risk Associated With The Business Dependence On The Market In Costa Rica.

Our future is dependent upon our ability to obtain financing and upon future profitable operations. Furthermore, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise doubt that we will be able to continue as a going concern. Any financial changes on the market in Costa Rica could curb our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when required, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose the money you invest. You should consider our independent registered public accountant’s comments when assessing whether an investment in Neolara Corp. is safe.

We Expect To Invest In Our Growth For The Foreseeable Future. If We Fail To Manage This Growth Effectively, The Success Of Our Business Model Will Be Compromised.

We anticipate rapid growth in gross billings and net revenues upon the acquisition of our construction business segment, which growth is expected to be driven primarily by the growth of our customers base. Rapid growth may place a significant strain on our sales and marketing capacities, administrative and operating infrastructure, facilities and other resources. To manage our anticipated our growth, we may need to continue to acquire more customers, scale up our product and service offerings. We will also be required to refine our operational, financial and management controls and reporting systems and procedures. If we fail to efficiently manage the establishment and future expansion of our business, our costs and expenses may increase more than we plan and we may not successfully attract a sufficient number of customers and strategic partners in a cost-effective manner, respond to competitive challenges, or otherwise execute our business plans. In addition, we may, as part of carrying out our growth strategies, adopt new initiatives to offer additional construction services and to implement new pricing models and strategies. We cannot assure you that these initiatives may achieve the anticipated results. These proposed changes may not be well received by our existing and prospective customers, in which case their experience with our construction services may suffer, which could damage our reputation and business prospects.

Our ability to effectively implement our strategies and manage any significant growth of our business will depend on a number of factors, including our ability to:

-	maintain and increase our customers base;

-	develop and improve service and product offerings to make them appealing to our customers;

-	identify and effectively market our products and services in new markets with sufficient growth potential;

-	continue to improve our operational, financial and management controls and efficiencies; and

-	make sound business decisions in light of the scrutiny associated with operating as a public company.

4

These activities require significant capital expenditures and investment of valuable management and financial resources, and our growth will continue to place significant demands on our management. There are no guarantees that we will be able to effectively manage any future growth in an efficient, cost-effective and timely manner, or at all. If we do not effectively manage the growth of our business and operations, our reputation, results of operations and overall business and prospects could be negatively impacted.

Our Construction Service Revenue Model Depends On Developing A Customer Base. If We Fail To Reach A Sufficient Number Of Clients, Our Net Revenues May Decline, And We May Not Be Able To Implement Our Business Plan.

We expect to generate revenue primarily from the construction services which we are going to offer to our customers.. It is critical for us to enroll customers in a cost-effective manner. Some of the factors, many of which are largely beyond our control, could prevent us from successfully increasing customers in a cost-effective manner, or at all. These factors include, among other things:

•	reduced interest in the products and services we offer;

•	negative publicity or perceptions regarding us, or construction services in general;

•	the emergence of alternative technologies not offered by us;

•	increasing market competition, particularly price reductions by competitors that we are unable or unwilling to match; and

•	adverse changes in relevant government policies or general economic conditions.

If one or more of these factors reduce market demand for our services, our customer base may not materialize as anticipated or our costs associated with customers acquisition and retention could increase, or both, any of which could materially affect our ability to grow our gross billings and net revenues. These developments could also harm our brand and reputation, which would negatively impact our ability to establish or expand our business.

Because We Are A Small Company And Have Limited Capital, Our Marketing Campaign May Not Be Good Enough To Attract Sufficient Clients For Us To Operate Profitably. If We Do Not Make A Profit, We Will Suspend Or Cease Operations.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

If Julio Antonio Quesada Murillo, Our Sole Officer And Director, Should Resign Or Die, That Could Result In Our Operations Being Suspended. If That Should Occur, Our Business Could Fail, And You Could Lose Your Entire Investment.

We are dependent on the services of Julio Antonio Quesada Murillo, our CEO, sole officer and director for the future success of the business. The loss of the services of him could have an adverse effect on our business, financial conditions and results of operations. If Julio Antonio Quesada Murillo should die, there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

Our Business, Results Of Operations And Financial Condition May Be Adversely Affected By Global Public Health Epidemics, Including The Various Strains Of COVID-19.

The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation in Costa Rica or some other countries remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our stock price and create more volatility.

5

Because The Company’s Headquarter And Assets Are Primarily Located Outside The United States Investors May Experience Difficulties In Attempting To Effect Service Of Process And To Enforce Judgments Based Upon U.S. Federal Securities Laws Against The Company And Its Non U.S.A. Resident Officer And Director.

While we are organized under the laws of State of Wyoming, our officer and Director is a non-U.S.A. resident and our headquarters and assets are located outside the United States. Our headquarters and major assets, other than our bank account, are in Costa Rica. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in Costa Rica court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S.A. it may be difficult or impossible for U.S.A. investors to collect a judgment against us.

Investors Cannot Withdraw Funds Once Their Subscription Agreements Are Accepted By The Company. Therefore, Because The Investment Is Irrevocable, Investors Must Be Prepared That They May Lose Their Entire Investment If The Business Fails.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Neolara Corp. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

We Face Intense Competition Which Could Adversely Affect Our Results Of Operations And Market Share.

We operate in a highly competitive and fragmented industry that is sensitive to price, and quality of service. Some of our competitors may have more financial resources, longer operating histories, larger customer bases and greater brand recognition than we do, or they are controlled or subsidized by foreign governments, which enables them to obtain or raise capital and enter into strategic relationships more easily. We also compete with leading supplier companies based on a number of factors including business model, operational capabilities, and cost control and service quality.

We are also subject to other risks and uncertainties that affect many other businesses, including but not limited to:

•	Any impacts on our business resulting from new domestic and international government laws and regulation;

•	Market conditions in construction and building materials or the economy as a whole;

•	Market acceptance of our new service and growth initiatives;

•	Announcements of the introduction of new products and services by our competitors;

•	The impact of technology developments on our operations and on demand for our products and services;

•	Developments concerning current or future strategic collaborations;

If we are unable to respond to these changing market conditions, our business and financial results may be materially affected.

6

We May Not Be Able To Oversee The Entity Efficiently.

We may not be able to oversee the entity efficiently, realize anticipated profits or effectively implement our growth and operating strategies.

This involves risks that could adversely affect our operating results due to uncertainties involved with the new business, diversion of management’s attention in operating and managing the new business. There can be no guarantee that the new business will not cause us to incur additional debt and increase our exposure to market and other risks. In addition, Neolara Corp. management has very little experience with the necessary disclosure practices of a public company and may not be able to timely provide sufficient information to our accounting staff. Our failure to successfully pursue our strategies or effectively operate and manage the entity could also have a material adverse effect on our rate of growth and operating performance.

The Sarbanes-Oxley Act Imposes Considerable Encumbrance Upon The Company Without Providing Equitable Benefits To The Company.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

RISKS ASSOCIATED WITH THIS OFFERING:

Our Director Will Continue To Exercise Significant Control Over Our Operations, Which Means As A Minority Shareholder, You Would Have No Control Over Certain Matters Requiring Stockholder Approval That Could Affect Your Ability To Ever Resell Any Shares You Purchase In This Offering.

Currently 100% of the outstanding common stock are beneficially owned by our sole officer and director. After the completion of the offering of 4,000,000 shares of common stock, in the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will raise. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We Are Selling This Offering Without An Underwriter And May Be Unable To Sell Any Shares. Unless We Are Successful In Selling At Least 25% Of The Shares And Receiving $30,000 In The Proceeds From This Offering, We May Have To Seek Alternative Financing To Implement Our Business Plans.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares.

7

There Is No Liquidity And No Established Public Market For Our Common Stock And We May Not Be Successful At Obtaining A Quotation On A Recognized Quotation Service. In Such Event It May Be Difficult To Sell Your Shares.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the Over-the-Counter Bulletin Board ("OTC") after this prospectus is declared effective by the SEC. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

The Trading In Our Shares Will Be Regulated By Securities and Exchange Commission Rule 15g-9 Which Established The Definition Of A "Penny Stock." The Effective Result Being Fewer Purchasers Qualified By Their Brokers to Purchase Our Shares, And Therefore a Less Liquid Market for Our Investors to Sell Their Shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Our Sole Officer And Director Has No Experience Managing A Public Company Which Is Required To Establish And Maintain Disclosure Controls And Procedures And Internal Control Over Financial Reporting.

We have never operated as a public company. Julio Antonio Quesada Murillo, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

Financial Industry Regulatory Authority ("FINRA") Sales Practice Requirements May Also Limit Your Ability To Buy And Sell Our Common Stock, Which Could Depress The Price Of Our Shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

8

Market for Penny Stock Has Suffered In Recent Years from Patterns of Fraud and Abuse

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Our Status As An "Emerging Growth Company" Under The Jobs Act Of 2012 May Make It More Difficult To Raise Capital When We Need To Do It.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will not have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We Will Not Be Required To Comply With Certain Provisions Of The Sarbanes-Oxley Act For As Long As We Remain An "Emerging Growth Company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act. Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

We Will Incur Ongoing Costs And Expenses For SEC Reporting And Compliance; Without Revenue We May Not Be Able To Remain In Compliance, Making It Difficult For Investors To Sell Their Shares, If At All.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

9

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company's financial condition, results of operations or future prospects

•	the Company's business and growth strategies

•	the factors that we expect to contribute to our success and our ability to be successful in the future

•	our business model and strategy for realizing positive sales result

•	competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

•	expenses

•	the impact of new accounting pronouncements on our financial Statements

•	that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

•	our market risk exposure and efforts to minimize risk

•	our overall outlook including all statements under Management's Discussion and Analysis of Financial Condition and Results of Operations

•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company's inability to raise additional funds to support operations and capital expenditures

•	the Company's inability to effectively manage its growth

•	the Company's inability to achieve greater and broader market acceptance in existing and new market segments

10

•	the Company's inability to successfully compete against existing and future competitors

•	the effects of intense competition that exists in Costa Rica construction industry

•	the economic downturn and its effect on consumer spending

•	the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period

•	the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters

•	the effects of energy price increases on our cost of operations and our revenues

•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the construction industry

•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

11

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $120,000. We expect to disburse the proceeds from this offering in the priority set forth below. The following table shows the intended use of proceeds assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold. We do not intent to repay our director's advance to the company with proceeds from the offering.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds From This Offering	$30,000	$60,000	$90,000	$120,000
General And Administrative	13,000	13,000	13,000	13,000
Furniture and Equipment	2,000	4,000	6,000	8,000
Marketing and advertising	6,500	20,000	38,000	50,000
Hire Workers	6,000	17,000	25,000	39,000
Website Development	1,500	2,000	3,000	4,000
Additional Expenses	1,000	4,000	5,000	6,000
Total	$30,000	$60,000	$90,000	$120,000

We are going to spend a major part of proceeds on advertising and marketing of our services. If we do not have enough money for marketing campaign it can badly effect on our business. We are going to place outdoor advertising in public transportation terminals, in residential complexes in selected cities, in shopping centers, in construction stores and to rent billboards in Costa Rica. We intend to cooperate with media platforms and place banner advertisements or advertorials on construction and building materials-focused platforms. We plan to spend money to pay for Google, Facebook and Instagram contextual advertising, to attract the attention of clients who search information related to our business.

Also we intend to make development of our website to attract more potential customers and to make our services more desirable.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the Units offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

DETERMINATION OF OFFERING PRICE

The offering price of the 4,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

12

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution of the price investor pays for its shares

The price of our offering of 4,000,000 shares is fixed at $0.03 per share for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of June 30, 2022, the net tangible book value of our shares was $0 or approximately $0 per share, based upon 2,000,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after June 30, 2022. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Dilution table
Percentage of funding	25%	50%	75%	100%
Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$0.03	$0.03	$0.03	$0.03
Shares after offering	3,000,000	4,000,000	5,000,000	6,000,000
Book value before distribution per share	$-	$-	$-	$-
Increase in book value per share	0.0100	0.0150	0.0180	0.0200
Book value after distribution per share	$0.0100	0.0150	0.0180	0.0200
Dilution to purchasers	$0.0200	$0.0150	$0.0120	$0.0100
Dilution as percentage	67%	50%	40%	33%
% ownership of old shareholders	67%	50%	40%	33%
% ownership of new shareholders	33%	50%	60%	67%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price	Total
	Per	Number of	Percent of	Consideration
	Share	Shares Held	Ownership	Paid

Existing Stockholder 1.	$0.0001	2,000,000	33.3%	$200
Investors in this Offering	$0.03	4,000,000	66.7%	$120,000

13

PLAN OF DISTRIBUTION

Offering will be sold by our officer and director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our Mr. Quesada Murillo to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any Shares he sells.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Julio Antonio Quesada Murillo, our officer and director, will sell the shares on behalf of the Company and intends to offer them to friends, family members and business associates. In offering the securities on our behalf, Mr. Quesada Murillo will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Quesada Murillo will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.  Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

b.  Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.  Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.  Our officer and our director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

(A)  primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

(B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

(C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 365 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF THE OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Neolara Corp.

14

DESCRIPTION OF SECURITIES

Common Stock

On the date hereof, there were 2,000,000 shares of common stock issued and outstanding. Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.0001. The holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

EXPERTS

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to June 30, 2022 have been audited by Gries & Associates, LLC. We include the financial statements in reliance on their independent report, given upon their authority as experts in accounting and auditing.

The validity of the Common Stock offered hereby will be passed upon by Mont E. Tanner, Attorney at Law.

15

DESCRIPTION OF BUSINESS

Neolara Corp. is a development company on start-up stage, formed to commence operations concerned with construction of readymade buildings and building materials. We were incorporated under the laws of the state of Wyoming on June 09, 2022. From our formation we were engaged in the business of namely the development, marketing and business process analysis, problem solving and general business services by our CEO, sole Officer and Director Mr. Quesada Murillo. Our executive and business office is located at Contiguo a la Guardia de Asistencia Rural, San Vito, Coto Brus, Puntarenas, 60801, Costa Rica, and our telephone number is +1 307 269 0177. Our website address is - https://neolara-construction.com/

We maintain our statutory registered agent’s office at 30 N Gould St Ste R, Sheridan, WY 82801.

The Company has only recently commenced operations as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

The Russia-Ukraine war could negatively impact on our business. Russia’s invasion of Ukraine has triggered turmoil in construction-related markets, already strained by pandemic and rising inflation on a global scale. As the Russia-Ukraine conflict enters on for months, the construction industry is bracing for more shocks, shortages, and price hikes.

Corona virus (COVID-19) outbreaks have severely disrupted the economy. Construction and engineering projects around the world have been jeopardize in various way by the COVID-19 pandemic and many projects have closed. As a result, there has been a financial recession in the construction industry in almost all countries and has created unemployment. All in all, this situation has caused great concern, uncertainty and unrest in the construction industry.

We are a development stage company and currently have no revenues or significant assets and we have incurred losses since its inception. As of June 30, 2022 our total assets were $55,000 and our total current liabilities were $55,000.

We are providing the useful and effective type of construction service. Neolara Corp. is construction and architectural company that provide services including General Contractor, Design & Consultant, Design & Build, Construction Project Management and Turnkey Construction of various types of buildings (private houses, high-rise buildings, shopping centers, non-residential premises etc.). Our company mainly engages in supplying coconut fiber concrete, and engineering services. We are offering our construction services to the clients in Costa Rica and in future we are going to spread our services to other countries.

We bought a company Futureproof Eco Solutions LLC because of its unique registration of the patent, the Company Purchase Agreement is filed as Exhibit 10.3 to this Registration Statement. This patent is about : the invention relates to the production of lightweight concrete based on Portland cement and wood filler and can be used for the manufacture of building material intended for industrial, agricultural and civil construction. The mixture consists of Portland cement, wood filler, calcium chloride and water. The mixture also contains sand as a binder additive. Additionally, to increase the strength of the material, coconut fiber is added to the mixture in an amount of 5%. The achieved technical result is that the mixture has a compressive strength 1.2-1.5 times greater than standard building mixtures. In addition, the consumption of Portland cement is reduced by an average of 20%.

Description of the patent:

The patent which we have purchased together with the Company Futureproof Eco Solutions LLC is about:

Coconut husks are a byproduct of coconut processing, and coir fiber can be produced cheaply and efficiently anywhere in the world. Since concrete is the most commonly used construction material in the world, it would certainly be beneficial to find ways to increase its stability and strength. Coir fiber has been shown to be an effective material for reinforcing concrete, a valuable use for a byproduct of coconut processing.

16

Using coir fiber reduces the rate of the depletion of other natural resources and provides positive economic returns for coconut cultivators. Coir fiber is the toughest of all of the natural fibers. Rigorous testing has shown that coir fiber-reinforced concrete is stronger than concrete without coir fiber and has improved mechanical and dynamic properties.

Coconut fibers mitigate crack development in concrete structures that are near water or in places where structures are prone to other environmental stresses, such as earthquakes.

Since coconut fiber is not as dense as concrete, it reduces the overall weight of a structure, making it ideal for producing a lightweight form of concrete. Coir also has low thermal conductivity, which allows for natural cooling. Сoconut fiber has great potential as a replacement for steel as a material for reinforcing concrete. It is also beneficial because it is strong, cheap to make, and naturally cooling.

Coir fiber-reinforced concrete has many advantages. Since coir fiber is a byproduct of coconut processing, it is a readily available substance, and utilizing coir in buildings has positive cost-benefit implications.

Coir, as a natural reinforcement material, can be collected cheaply and efficiently using local labor and technology. With the quest to find affordable housing options for rural and urban populations around the world still unfinished, developers must start looking at new building methods and incorporating alternative, innovative measures. Research into coconut fiber suggests that it has significant potential as a durable, low-cost building material.

Our business intended to provide clients with a convenient and effective construction consulting services via multiple communication channels: phone calls, chat and messenger. Our Neolara website enables consumers to find the best construction workers for their needs and get a real-time a professional consultation from highly experienced builders.

We are offering such services to our clients:

•	turnkey construction;

-Turnkey construction is a building solution that drastically simplifies things for the owner of the future project. With this type of project, the contractor is given the responsibility for design and construction work. The owner need only wait for the contractor get the job done, and then when the project is finished, he or she is able to “turn the key” and start using the new building or facility.

We plan to build not only residential but also commercial real estate:

- Private houses, high-rise buildings, flats, apartments, farm houses - these are the largely sold residential properties. Built amidst the excellent infrastructure and equipped with all modern facilities, each of these properties has its own charm;

- Commercial complexes, warehouses and offices. These properties we plan to construct with modern amenities and spacious interiors to accommodate all goods and office equipment efficiently;

- Retail shopping malls and community centers. We will construct shopping malls and community centers keeping in mind the shopping needs of the consumers these days;

- Staff quarters and hostels;

- Restaurants, hotels, food courts, banquet halls and auditoriums;

- Buildings for hospitals and nursing homes

17

- Pools and etc .

•	new construction;
•	interiors fit-outs;
•	renovations on the property;
•	material supplies;
•	inspection;
•	consulting.

We believe that Neolara will set forth robust standards for providing a high quality construction services and that adhering to the all necessary professional standards will provide us with a competitive advantage over other providers of construction and building materials services.

Our Process

We offer our clients the following options for cooperation in the design of houses:

1.	The customer sends his request to us in any convenient way of communication. You can write an e-mail, contact by phone number, leave a message on the site. We can also arrange a meeting at the Neolara office or an acquaintance via remote access (if you are from another city or country);
2.	Joint preparation of terms of reference for the development of the project;
3.	Signing a contract for the development of the project;
4.	Staged payment for design work;
5.	Coordination of project drawings with the Customer and issuance of project sections;
6.	Signing of acts of completed work;
7.	Consultation and cost estimate for possible construction with us;

The calculation of a construction estimate is the stage of an effective approach to the construction process, which will make it possible to clarify the cost of building materials for a given project. The final cost estimate directly depends on the following parameters:

•	The initial state of the area where direct construction is planned;
•	Condition of various interfloor structures
•	Type of finishing material used
•	The complexity of facing work
•	Type of roof covering and material used for covering
•	The overall complexity of the completed architectural work
•	Total building area
•	The quantity and quality of consumables and fittings used in the construction process;
•	Application of innovative technologies, etc.

8.	High-quality turnkey project implementation.

We are going to hire freelance designers and builders depend on the clients needs. Our experienced builders are specialist in architecture, civil, structural design and MEP engineering who work effectively on coordinated and cost effective project.

18

Revenue

Many factors come into play when pricing out a project. The difference in locations, materials, and labor can have a huge impact on the cost per square foot.

The type of building you’re constructing definitely impacts the cost per square foot. For example, a basic single-story warehouse will cost much less per square foot than a high-rise office building. The high-rise will have much higher engineering and planning costs, site prep, permits and inspections, and logistical costs, all of which contribute to the cost per square foot. In addition, the materials specified by the designer have a lot to do with a building’s cost to build and high-end finishes will drive the cost per square foot up tremendously over builder-basic or mid-grade options.

The price for our services will range according to the client's request.

The plans and prices are as follows:

- The cost to build a private house could be $80-$190 per sq. ft. The cost to build is lower in Central Valley and higher at the beach. The price will vary from $80-$120 per sq. ft. in the Central Valley and $130-$190 per sq. ft. at the beach. The price of building a house depends on the area of the future building, the type of foundation, wall materials, roofing, etc.

- Building a single-story commercial office building will cost an average of $230–$280 per square foot.

- A mid-rise building costs $460 - $560

- Building a high-rise will cost a high between $540–$650 per square foot .

- If you’re looking to build a strip mall, costs average $240–$290 per square foot. Building a regional mall averages $360 - $430 per square foot.

- Prices per square foot to build warehouses and manufacturing facilities often vary based on what the facility will be storing or making.

- Building a three-star hotel will between $340–$470 per square foot. A five-star hotel costs an average of $680 per square foot on the high end and $460 on the low end to build.

- Constructing school buildings will cost an average of $210- $260 per square foot.

- A specialty clinic costs an average of $600 per square foot to build.

- Dormitories cost an average of $310 per square foot to build.

- Gymnasiums cost $400 per square foot to build.

- A below-grade, multi-level parking structure costs an average of $140 per square foot to build, while an above-ground multi-level structure costs $70 per square foot.

- Pools cost from $100 per square foot.

- Consulting services - $200

- Creation of a 3D-Mock Up - from $700.

19

The architect will take the design ideas and work up a 3D proposal to show customer. The nice thing about this process, is that it can be done online with the client thousands of miles away. The 3D model will give you a very good idea of how the home will look when finished.

We plan to build premises of different levels of complexity, depending to the client's request. Our prices will vary depending on the complexity of the project and will be calculated individually for each client's requests.

Market overview

The outbreak of the virus has led to temporary in activities across various industries including construction. Implementation of global lockdown and social distancing have resulted in shutdown of construction activities as laborers and workers were not allowed to work, and companies had to close the project due to lack of construction workers. Moreover, ban over imports and exports have resulted in the lack of raw materials, which, in turn, negatively affects the market. However, the market is quick to recover after normalization as companies are strategizing towards revenue development, which, in turn, increases the number of construction projects. This increase in construction projects boosts consumption of concrete.

Competition

The market of construction and building materials is highly competitive. Our competitors are substantially larger and more experienced than us and have longer operating histories and have materially greater financial and other resources than us.

Marketing

We intend to conduct marketing activities in such ways:

•	to embrace Social Media (Facebook, Twitter, Instagram, LinkedIn).

These platforms can help us to build a great referral community to “pass on” our name and advertise our services by word of mouth via the Internet.

•	to create A Newsletter.

We will Use a newsletter to highlight projects we are working on or have completed. Newsletters will be the perfect tool for establishing and maintaining a relationship with our customers.

•	to make An Impact With Video.

Creating just one video can provide us with a marketing tool that can be on our website, in our social media posts and emailed out in our newsletter.

•	to build a Partnership.

No building is made up of only one material. Partnerships are essential in the construction business. And, they can be terrific lead builders. We have to work with trusted vendors to build a partnership list. LinkedIn is one of the best platforms for sourcing potential partners.

•	to use PPC To Bring In Qualified Leads.

PPC ( Pay Per Click ), also known as Paid Advertising , is a highly effective way to get us in front of the right audience AND garner more qualified leads .

•	to Establish A GREAT Website ( we are planning to add "Construction Calculator" service to our website).

•	To place outdoor display advertisements in public transportation terminals, in residential complexes in selected cities, in shopping centers, in construction stores and to rent billboards in Costa Rica.

•	Intend to cooperate with media platforms and place banner advertisements or advertorials on construction-focused platforms.

20

Bankruptcy or Similar Proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

Employees; Identification of certain significant employees

We have no employees other than our sole officer and director, Julio Antonio Quesada Murillo.

We do not have builders currently. But we are going to hire freelance builders for our company’s needs. We are going to employ builders as soon as we get the clients request. To date we have not had any construction requests. Our builders will be freelance contractors. They will be paid a percentage (65-75%) of the fees we receive for the construction service.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.

Facilities and Executive Offices

Our corporate headquarters is located at Contiguo a la Guardia de Asistencia Rural, San Vito, Coto Brus, Puntarenas, 60801, Costa Rica and our phone number is +1 307 269 0177. Further, this space has been provided by our sole executive Mr. Julio Antonio Quesada Murillo free of cost. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Government and industry regulation

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our services in Costa Rica and to operation of any facility in any jurisdiction which we would conduct activities. We believe that government regulation will have no material impact on the way we conduct our business.

Jumpstart Our Business Startups Act

Neolara Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1,07 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $ 1,07 billion;

•	The first fiscal year after the fifth anniversary of its IPO;

•	The date on which the company has issued more than $ 1,07 billion in non-convertible debt during the previous three-year period; and

•	The first fiscal year in which the company has a public float of at least $700 million.

21

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•	The requirements under Sections 14A (a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

22

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

•	toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

23

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, https://www.sec.gov/.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL INFORMATION

Our fiscal year end is June 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to June 30, 2022 can be found on page F-1.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Prospectus contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the unaudited condensed financial statements and accompanying notes and the other financial information appearing elsewhere in this report. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

24

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantages of the extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1,07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Financial Condition, Liquidity and Capital Resources

Cash and cash equivalents were $0 as of June 30, 2022. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Julio Antonio Quesada Murillo, our CEO and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, etc.

Mr. Quesada Murillo, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

Our business office is located at Contiguo a la Guardia de Asistencia Rural, San Vito, Coto Brus, Puntarenas, 60801, Costa Rica and our phone number is +1 307 269 0177.

RESULTS OF OPERATIONS

We have generated no revenue to date of this prospectus.

We have incurred expenses of $200 for company setup since inception to June 30, 2022.

Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $120,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

25

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital to achieve our business plan. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably commence operations in the field of construction and related areas in Costa Rica. Our plan of operations following the completion is as follows:

Furniture and Equipment. Timeframe: 1st- 6th Months. Estimated Cost $2,000-$8,000.

Upon completion of the offering we plan to set up an office in Costa Rica and acquire the necessary equipment to continue operations. To meet our basic requirements, we need to sell at least 25% of shares. In case we succeed to sell 50%, 75% or 100% of shares, we may rent or obtain an office with better facilities.

Now, our basic needs are: at least one computer or laptop, an MFU (multifunctional scanning and printing unit), a mobile smartphone with different messengers installed, a landline phone, a Wi-Fi router with the Internet.

Office requirements:

Furnishing and Equipment - $600-$5,000

Mobile smartphone - $300-$700

Landline phone - $50-$100

Laptop - $600-$1300

Wi-Fi router and Internet - $150-$400

MFU - $300-$500

Commence Marketing Campaign. Timeframe: 6th-12th Months. Estimated Cost $6,500-50,000.

A marketing strategy can help our construction company reach potential target audiences, expand into new markets, and increase potential customer conversions and consumer loyalty to make our business an industry leader.

Our sole officer and director, Julio Antonio, will promote our service.

We intend to conduct marketing activities in such ways:

•  to embrace Social Media (Facebook, Twitter, Instagram, LinkedIn);

• to create A Newsletter;

• to make An Impact With Video;

• to build a Partnership;

• to use PPC To Bring In Qualified Leads;

• to Establish A GREAT Website ( we are planning to add "Construction Calculator" service to our website);

• To place outdoor display advertisements in public transportation terminals, in residential complexes in selected cities, in shopping centers, in construction stores and to rent billboards in Costa Rica;

• Intend to cooperate with media platforms and place banner advertisements or advertorials on construction-focused platforms.

We intend to devote significant resources to enhancing as well as expanding our services in order to attract more potential customers and to make our services more desirable. We believe that our marketing campaign will help us to sell our services and we intend to reach first revenue.

26

Hire Workers. Timeframe: 1st-12th Months. Estimated Cost $6,000 – 39,000.

Our company requires additional personnel only as it grows. At the initial stage, we expect that most of the jobs are due to be executed by our director. In case of growing the company plans to hire a third party to consult potential clients and managing the overall operations of the company. Also the company plans to hire not only freelance builders for construction in future.

Website Development. Timeframe: 3rd- 6th months. Estimated Cost $1,500 – 4,000.

During this period we plan to improve our website to add additional features to it and make an extension of it.

We are planning to add "Construction Calculator" service to our website. The home cost calculator is designed to roughly calculate the cost of building a house to estimate the amount of your investment. The final cost is specified after receiving the project and arrival at the land plot.

Updating and extending our website will continue throughout the lifetime of our operations.

Mr. Julio Antonio Quesada Murillo, our president will be devoting approximately thirty hours per week to our operations. Once we expand operations, and are able to attract more customers to use our service, Mr. Quesada Murillo has agreed to commit more time as required. Because he will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended June 30, 2022 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended June 30, 2022.

During the fiscal years ended June 30, 2022 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Julio Antonio Quesada Murillo	34	President, CFO, CEO, Sole Director
Contiguo a la Guardia de Asistencia Rural, San Vito, Coto Brus
Puntarenas, 60801
Costa Rica

27

Julio Antonio Quesada Murillo has been holding the above stated positions since the inception of the Company and is expected to hold them until the next annual meeting of our stockholders. Thereby, Mr. Julio Antonio Quesada Murillo is currently the Sole Officer/Director and control person of Neolara Corp.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Julio Antonio Quesada Murillo, Age 34

Mr. Julio Antonio Quesada Murillo has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on June 09, 2022.

He has got a master degree in civil engineering and bachelor degree in business management. He has worked in construction industry for the last 12 years. As an Owner of construction firm, Chief Building Engineer, the Successful leader and Investor in different startup construction projects.

Mr. Julio Antonio Quesada Murillo has been planning formation and operation of Neolara Corp. and we expect that his professional experience will help to develop our business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by Mr. Quesada Murillo our sole officer and director from our inception on June 09, 2022 until June 30, 2022:

SUMMARY COMPENSATION TABLE (1)

Change in
Pension
Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals

Julio Antonio Quesada Murillo, President, CEO, CFO	2022	$0	$0	$200	$0	$0	$0	$0	$200

28

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested

Julio Antonio Quesada Murillo	0	0	0	0	0	0	0	0	0

OFFICER COMPENSATION

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Julio Antonio Quesada Murillo	0	0	0	0	0	0	0

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

Currently we don’t have any employment agreements.

29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,000,000 shares of our common stock issued and outstanding as of the date of this prospectus

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Julio Antonio Quesada Murillo Contiguo a la Guardia de Asistencia Rural, San Vito, Coto Brus, Puntarenas, 60801, Costa Rica	2,000,000	100%
All directors and executive officers as a group (1 person)		2,000,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of June 10, 2022 we have issued 2,000,000 shares of company common stock valued at 0.0001 per share to Julio Antonio Quesada Murillo in the capacity of Director of the Company for providing services such as company incorporation, preparation of S-1, preparation year end financials for consideration of $200.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify a director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

30

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov

31

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

NEOLARA CORP.

JUNE 30, 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Neolara Corp

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Neolara Corp (the “Company”) as of June 30, 2022, and the related statement of operations statement of stockholders’ deficit, and cash flows for the period from June 9, 2022 (inception) through June 30, 2022, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has incurred losses since inception of $200. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

/s/ Gries & Associates, LLC

We have served as the Company’s auditor since 2022.

Denver, CO

September 8, 2022

F-2

NEOLARA CORP.

BALANCE SHEET

June 30, 2022

ASSETS
Intangible Assets	$55,000

TOTAL ASSETS	$55,000

LIABILITIES AND STOCKHOLDER’S DEFICIT

Notes Payable	$55,000

Total Liabilities	55,000

STOCKHOLDER’S DEFICIT:
Common stock: $0.0001 par value, 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	200
Accumulated Deficit	(200)

Total Stockholder’s deficit	–

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$55,000

The accompanying notes are an integral part of these financial statements.

F-3

NEOLARA CORP.

STATEMENT OF OPERATION

For the period from inception (June 9, 2022) to June 30, 2022

REVENUE:	$–

EXPENSES:
General and Administrative Expenses	200
Total Expenses	200

Loss Before Income Taxes	(200)

Provision for Income Taxes	–

NET LOSS	$(200)

Net loss per common share - basic	$(0.00)

Weighted average number of common shares outstanding - basic	1,818,182

The accompanying notes are an integral part of these financial statements.

F-4

NEOLARA CORP.

STATEMENTS OF STOCKHOLDER'S DEFICIT

For the period from inception (June 9, 2022) to June 30, 2022

				Total
	Common Stock		Accumulated	Stockholder's
	Shares	Amount	Deficit	Deficit
Balance as of June 9, 2022 (inception)	–	$–	$–	$–

Issuance of common stock	2,000,000	200	–	200
Net loss	–	–	(200)	(200)

Balance as of June 30, 2022	2,000,000	$200	$(200)	$–

The accompanying notes are an integral part of these financial statements.

F-5

NEOLARA CORP.

STATEMENT OF CASH FLOWS

For the period from inception (June 9, 2022) to June 30, 2022

Cash Flows from Operating Activities:
Net Loss	$(200)

Expenses	200
Net cash used in operating activities	–

Cash flows from Investing Activities:
Company Purchase	(55,000)
Net cash provided by investing activities	(55,000)

Cash flows from Financing Activities:
Proceeds from Notes Payable	55,000
Net cash provided by financing activities	55,000

OVERVIEW
Starting Balance	–
Gross Cash Inflow	55,000
Gross Cash Outflow	(55,000)
Net Cash Change	–
Ending Balance	$–

The accompanying notes are an integral part of these financial statements.

F-6

NEOLARA CORP.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2022

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Neolara Corp. (the “Company”) was incorporated in June 2022 under the laws of the State of Wyoming. We are providing the useful and effective type of construction service. Neolara Corp. is construction and architectural company that provide services including General Contractor, Design & Consultant, Design & Build, Construction Project Management and Turnkey Construction of various types of buildings (private houses, high-rise buildings, shopping centers, non-residential premises etc.). Our company mainly engages in supplying coconut fiber concrete, and engineering services. We are offering our construction services to the clients in Costa Rica and in future we are going to spread our services to other countries.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period from inception (June 9, 2022) to June 30, 2022.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, "Revenue from Contracts with Customer". The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognizes as it fulfills its obligations under reach of its agreements:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company recognizes revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. There were no dilutive securities as of June 30, 2022.

F-7

NEOLARA CORP.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2022

Intangible Assets

The Company follows the provisions of ASC 350, “Intangibles-Goodwill and Other”. Definite-lived intangible assets represent developed technology, non-compete agreements, customer related intangible assets, patents, trademark and trade names and are amortized over their estimated useful lives, generally on a straight-line basis. Indefinite lived intangible assets relate to domain names owned by the Company.

Intangible assets with indefinite lives are tested for impairment at least annually and when events or changes in circumstances indicate that, more-likely-than-not, the asset is impaired. Significant judgment is required in estimating fair values and performing indefinite-lived intangible asset impairment tests.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe any of these pronouncements will have a material impact on the Company.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern. As a development-stage company, the Company had no revenues and incurred losses as of June 30, 2022. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time.

F-8

NEOLARA CORP.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2022

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – STOCKHOLDER’S DEFICIT

The Company has 75,000,000, $0.0001 par value shares of common stock authorized.

On June 10, 2022, the Company issued 2,000,000 shares of common stock to a director for cash proceeds of $200 at $0.0001 per share.

NOTE 5 – INTANGIBLE ASSETS

The Company's intangible assets consist of cost of business acquisition, including business assets, patent, trade names and leasehold rights.

The Company acquireda company, Futureproof Eco Solutions LLC, because of its unique registration of the patent. This patent invention relates to the production of lightweight concrete based on Portland cement and wood filler and can be used for the manufacture of building material intended for industrial, agricultural and civil construction. The purchase price of $55,000 was determined based on future potential rewards expected from the patent. The patent will be amortized on a straight-line basis over the estimated economic useful lives. The company was purchased on the final day of the fiscal year end on June 30, 2022, so there was no amortization expense for the current year.

The Company had the following intangible assets as of June 30, 2022:

For the period from inception (June 9, 2022) to June 30, 2022
Balance as of June 9, 2022 (date of inception)	$–

Business acquisition	55,000
Amortization expense	–

Balance as of June 30, 2022	$55,000

NOTE 6 – NOTES PAYABLE

On June 30, 2022, the Company, issued a promissory note to an outside party for $55,000. The Company promises to pay $55,000 in principle, plus interest at a rate of 10% annually on the unpaid balance. The promissory note is due on June 30, 2023 and is considered a current liability. The company issued this note in order to purchase the company Futureproof Eco Solutions LLC. The promissory note was issued on the final day of the fiscal year end on June 30, 2022, so there has been no interest accrual during the current year.

NOTE 7 – INCOME TAXES

The components of the Company’s provision for Federal income tax for the period from inception (June 9, 2022) to June 30, 2022 consists of the following:

For the period from inception (June 9, 2022) to June 30, 2022
Federal income tax benefit attributable to:
Current Operations	$200
Less: valuation allowance	(200)
Net provision for Federal income taxes	$–

F-9

NEOLARA CORP.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2022

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

For the period from inception (June 9, 2022) to June 30, 2022
Deferred tax asset attributable to:
Net operating loss carryover	$42
Less: valuation allowance	(42)
Net deferred tax asset	$–

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $200 as of June 30, 2022, for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to June 30, 2022, through the date when financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distributions are as follows:

SEC Fee	$11.12
Legal and Professional Fees	3,000
Accounting and auditing	5,000
Transfer Agent fees	2,000
EDGARization	3,000
TOTAL	$13,011.12

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On June 10, 2022 the Company issued a total of 2,000,000 shares of common stock at a price of $0.0001 per share for a consideration of $200 to Julio Antonio Quesada Murillo, Director of Neolara Corp.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation*
3.2	Amendment to Articles of Incorporation*
3.3	Bylaws*
5.1	Opinion re: Legality*
10.3	LLC Purchase Agreement*
10.5	Subscription Agreement*
23.1	Consent of Independent Auditor*
107	Filing Fee Table*

* Filed herewith

II-1

ITEM 17. UNDERTAKINGS.

 a. The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

4. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 8, 2022.

Neolara Corp., Registrant

By:	/s/ Julio Antonio Quesada Murillo
Julio Antonio Quesada Murillo, CEO, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: September 8, 2022	By:	/s/ Julio Antonio Quesada Murillo
Julio Antonio Quesada Murillo, CEO, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

II-4